UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2012

SUMMIT FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-108818	05-0577932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 South Federal Highway Suite 500 Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (561) 338-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 14, 2012, we held our Annual Meeting of Shareholders. At the Annual Meeting, our shareholders elected Marshall T. Leeds, Steven C. Jacobs, Sanford B. Cohen, Paul D. DeStefanis, and William L. Harvey to the Board of Directors to hold office until our next annual meeting of shareholders or until their successors are duly elected and qualified. In addition, the shareholders ratified the material terms of our 2006 Incentive Compensation Plan, as amended, approved an amendment to our Plan to increase the number of shares of capital stock underlying the Plan to 27,000,000, and ratified the appointment of Moore Stephens Lovelace, P.A., as our independent registered public accounting firm for the fiscal year ended December 31, 2012. The following table reflects the results of the meeting:

ELECTION OF DIRECTORS:

NAME	SHARES VOTED FOR	WITHHELD	NON-VOTES
Marshall T. Leeds	14,605,352	1,400	0
Steven C. Jacobs	14,606,752	0	0
Sanford B. Cohen	14,604,152	2,600	0
Paul D. DeStefanis	14,604,152	2,600	0
William L. Harvey	14,604,152	2,600	0

RATIFICATION OF MATERIAL TERMS OF OUR 2006 INCENTIVE COMPENSATION PLAN, AS AMENDED:

SHARES VOTED	SHARES VOTED FOR	SHARES VOTED AGAINST	ABSTAIN	NON-VOTES
14,606,752	14,444,842	140,410	21,500	0

APPROVAL OF AMENDMENT TO OUR 2006 INCENTIVE COMPENSATION PLAN, AS AMENDED:

SHARES VOTED	SHARES VOTED FOR	SHARES VOTED AGAINST	ABSTAIN	NON-VOTES
14,606,752	14,437,190	148,062	21,500	0

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

SHARES VOTED	SHARES VOTED FOR	SHARES VOTED AGAINST	ABSTAIN	NON-VOTES
21,246,125	21,238,125	0	8,000	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: November 15, 2012	/s/ Marshall T. Leeds
Marshall T. Leeds
Chairman and Chief Executive Officer